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                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equity and Performance Incentive Plan of Great Lakes REIT of our report dated January 23, 2001, except for Note 3, as to which the date is March 23, 2001, with respect to the consolidated financial statements and schedule of Great Lakes REIT included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                          Ernst & Young LLP




Chicago, Illinois
June 5, 2001